U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):  September 12, 2001
                                                 ----------------------



                            Apache Motor Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)


                Nevada            0-33149             76-0603927
                ------          ------------          ----------

           (State or other      (Commission          (I.R.S. Employer
             Jurisdiction       File Number)         Identification No.)
           of incorporation)

   141-757 West Hastings Street, Suite 676
   Vancouver, British Columbia, Canada                V6C 1A1
   ----------------------------------------           -------
   (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (604) 681-7806
                                                    -------------------

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Acquisition Agreement

Pursuant to an Agreement and Plan of Exchange (the "Exchange") dated September 10, 2001, (and effective September 12, 2001) Apache Motor Corporation (the "Company"), a Nevada corporation, acquired all of the outstanding shares of common stock of The Apache Motor Corp. ("Apache"), an Alberta, Canada corporation, from the shareholders of Apache in exchange for an aggregate of 16,500,000 shares of its common stock. The Exchange was effectively a reverse takeover of the Company by Apache, in that the shareholders of Apache became the majority holders of the Company's voting common stock.

The Exchange was approved by the unanimous consent of the Board of Directors of Apache on September 10, 2001 and by all of its shareholders on September 11, 2001. The Exchange was also approved by unanimous consent of the Board of Directors of the Company on September 10, 2001. No Company shareholder vote was required. The Exchange was effective on September 12, 2001. The Exchange is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

The Company will continue to retain Pannell Kerr Forster as its auditor. Pannell Kerr Forster is the auditor for Apache Motor Corporation and has performed the Company's most recent audit.

A copy of the Agreement and Plan of Exchange is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

Control of the Company

The Company had 22,600,000 shares of common stock, $0.001 par value per share, issued and outstanding prior to the Exchange, and 39,100,000 shares issued and outstanding following the Exchange. Apache had 16,500,000 shares of common stock of no par value per share issued and outstanding prior to the Exchange. Immediately upon the effectiveness of the Exchange, the Company purchased a total of 9,500,000 shares from two of its founding shareholders and cancelled the shares, thereby reducing the number of issued and outstanding shares of its common stock. The Company also recently issued 500,000 shares as compensation for services rendered to the Company that were valued at $50,000. As a result, the Company had 30,100,000 shares of common stock issued and outstanding on September 13, 2001, of which the former shareholders of Apache control 54.8%.

Effective September 12, 2001, three new directors were elected to fill vacancies on the Board of Directors of the Company and new officers were appointed. Christine Cerisse remains a director of the Company but has resigned as President, Secretary and Treasurer. Robert Wither, Larry Wintemute and Lorne Catling, former members of the Board of Directors of Apache, were elected members of the Board of Directors of the Company. The Board of Directors of the Company appointed Robert Wither to serve as President and Larry Wintemute to serve as Secretary and Treasurer.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Upon the effective date of the Exchange, September 12, 2001, Apache became a wholly owned subsidiary of the Company by way of a reverse takeover whereby the former shareholders of Apache became, as a group, the controlling shareholders of the Company. The Exchange has been accounted for as a purchase. As a result of the Exchange and change in control, the Company has assumed the assets and business plan of Apache.

The consideration exchanged pursuant to the Exchange was negotiated between Apache and the Company. In evaluating the transaction, the Company used criteria such as the value of assets of Apache, Apache's operations, business name and reputation, and quality of management. The Company determined that the consideration for the Exchange was reasonable.

In exchange for all of the outstanding shares of common stock of Apache, being 16,500,000 common shares, the Company issued from its treasury an aggregate of 16,500,000 shares of its common stock, having a par value of $0.001 per share to the shareholders of Apache.

The offering of the Company's shares to the shareholders of Apache was conducted pursuant to an exemption from registration, namely Rule 506 of Regulation D and/or Regulation S under the Securities Act of 1933, as amended (the "Act").
As a result, the 16,500,000 shares of the Company's common stock held by the shareholders of Apache are "restricted securities" subject to Rule 144 of the Act.

                         (a) DESCRIPTION OF BUSINESS

Background of Apache

Robert Wither formed Apache, which is organized under the laws of the Province of Alberta, on June 3, 1998, with the intention of designing, developing and ultimately manufacturing a unique engine, initially for the aviation, motorcycle and outboard marine markets. Mr. Wither was interested in finding the lightest and most powerful four-cycle engine to use on a prototype vehicle being considered for production in the kit car market. Upon extensive research into engine technology and the engines available at that time, Mr. Wither recognized the power to weight advantage of the radial engine design. Through further research, Mr. Wither found that no enhancements or technological improvements had been made to radial engines since 1943. No radials used modern lightweight metal alloys or digital fuel injection and ignition systems or had incorporated any advances in overhead cam technology. Generally, these types of engines were direct drive aviation engines of enormous size. As a member of the Aviation Museum, Mr. Wither noticed a small Lawrence radial engine used on a B29 bomber. It was considered extremely reliable. The transition from radial engine design to modern technology was possible and made sense due to the lightweight and exceptional power associated with such an engine.

Potential markets for such a lightweight power unit were examined. The obvious market was for ultra-light and experimental light aircraft. Further research indicated that a large market for motorcycle cruisers and outboard marine applications exists. The power to weight advantage was so significant that the

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engine could be used as an outboard marine engine and come in at half the weight of a comparable Honda four-cycle marine engine. The intent is for it to be the highest horsepower four-cycle engine available in the outboard marine market. Since it is an air-cooled engine, it will not inject any pollutants into the water nor will it need to be built in salt water and fresh water versions.

Continued research showed that with the addition of other advanced technologies, the radial design benefited from lower drag on engine components and used fewer moving parts. Fuel efficiency could be dramatically improved from similarly powerful in line or "V" engines. Emissions were also much lower with the addition of advanced combustion technology. The lightweight radial four-cycle could be a cost effective replacement for all two-stroke engines.

Description of the Business of Apache

Apache's (and now the Company's) principal business objective is to complete research and development of its radial engine and then manufacture and market it. In addition, the Company plans to manufacture and market its own motorcycle line within the next several years. The Company now has a prototype internal combustion radial engine that it intends to re-engineer, develop, manufacture and market. The Company plans to enhance the engine in order to improve current performance in areas of horsepower, torque, reliability, fuel efficiency and appearance and then to manufacture and market the engines for aircraft and motorcycles and develop and manufacture products that utilize the engine, in particular, motorcycles. The engine is to be assembled and marketed under the name Apache Motor Corporation.

Initially, the Company is focusing on research and development pertaining to its prototype engine. The prototype physically models a practical spatial layout of the engine's components and demonstrates inter-operation of its key elements. Once it has re-engineered the engine, the Company will begin manufacturing and marketing the re-designed engine and associated products. If sales exceed 3,000 units annually, the Company intends to create a plant capable of handling mass production.

The Company plans to develop what it calls the ALTUS series of radial engines. ALTUS stands for aluminum, titanium and steel. The engines will be powerful, lightweight and clean burning. The Company is in the process of designing and building three (Altus R3), six (Altus R6) and twelve (Altus R12) cylinder versions of its radial combustion engine. The designs have been completed for the three-cylinder engine and production of a prototype has begun. In addition, the Company has been working on the design for power generation units that develop 30, 40 and 50 kilowatts of power in a light and portable unit. The estimates for the weight of the 50 kilowatt unit are around 600 pounds, which would be the lightest power generation unit of its capacity available.

No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. If the Company does not have sufficient funds to meet its business plan objectives, it may be unable to fully implement its business plan and generate enough revenue to sustain its business operations.

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Marketing

In addition to the aviation, motorcycle and outboard marine markets, the Company believes that there are markets available for its engine in the automotive, military, emergency, police, power generation and home garden markets. No other currently available engine has such a broad spectrum of target markets.

Marketing of the engine will begin during its development stage to build interest among prospective promoters in the industry as well as in an effort to attract investors. The Company may pursue relationships with other companies to manufacture and market its engines.

The Company will initially focus on the aviation, motorcycle and outboard marine markets. The reason for starting with these markets is due to the advantage of marketing through technical writers who write for magazines devoted to those markets. The value of this free marketing is substantial as the Company launches its products.

The first engine expected to be tested is the six-cylinder engine (the Altus
R6). The marketing will begin by focusing on technical writers who publish articles in aviation magazines. The Company will also attend all of the major trade and air shows.

Additional marketing will be conducted through advertising in major motorcycle publications with the Company's engine on a prototype motorcycle for custom motorcycle builder applications. Other marketing may come in the form of articles in business magazines and possibly television shows such as Speed Vision TV and CBC Venture.

Competition

The world's present population of stationary and automotive engines is predominantly comprised of two technologies - reciprocating piston (spark ignition and diesel) and gas turbine. The Company's engine is believed to be a potential replacement for both types of engines in a large range of applications.

The radial engine can be scaled up or down to create engines ranging in power from 10 HP to 500 HP. Additionally, these engines can accommodate fuel injection, turbo charging and distributor-less ignition systems, as well as frictionless bearings. The radial engine runs exceptionally smoothly and requires no rubber mounting to eliminate vibration. The Company believes that there are no engines in the market today with the cosmetic appeal and fuel economy and power to weight advantage of its engines. The cost of manufacturing the engines is anticipated to be relatively low due to the reduced number of moving parts, its weight and size and the fact that it is air-cooled and does not require complex castings, hoses and other belt or sprocket driven mechanisms. With the Vented Valve, Platinum Vapor Injection system, Triple Inter-head Cams, Digital Electronic Ignition and Fuel Injection, the engines are expected be the most powerful, lightweight, fuel efficient and low emission engines available.

Many of the Company's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. The Company plans to attract and retain consumers through the following key attributes of its business:

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   *  Direct sales to purchasers via advertising in selected magazines and journals;
   *  Direct sales via trade shows;
   *  Promotion in local and national dealer showrooms; and
   *  Reviews in trade journals and other similar media forums.

Regulatory Environment

The manufacture and use of the Company's products may be subject to regulation by one or more U.S. federal agencies, including the Federal Trade Commission and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

Numerous U.S. federal and state government agencies have demonstrated significant activity in promoting environmental and consumer protection and enforcing other regulatory and disclosure statutes. Additionally, it is possible that new laws and regulations may be enacted with respect to internal combustion engines. The adoption of such laws or regulations and the applicability of existing laws and regulations may impair the growth of internal combustion engine use and result in a decline in the Company's sales.

Intellectual Property

The nature of patenting and trademark registration is very complex and requires legal expertise. The Company recognizes the need to coordinate the protection of its intellectual property on a global basis. The Company intends to patent protect much of the radial engine design. There are currently ten designs that the Company could apply to have patented. To date, no applications have been prepared to patent any of the designs.

Employees

The Company is in the developmental stage and currently has no employees. In the second quarter of 2001, Apache executed a joint venture agreement with SAIT, which has agreed to organize the access to machines and staff necessary to handle the work required. The joint venture agreement is included as an exhibit to this Form 8-K.

The board of directors currently manages the Company. The Company looks to the board for its combined entrepreneurial skills and talents. For a complete discussion of the directors and their experience, please see the section of this Form 8-K entitled "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary. The Company may hire marketing and administrative employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in the Company, which would dilute the ownership interest of holders of existing shares of its common stock.

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Press Release on Exchange

The Company has issued a press release with respect to the Exchange, a copy of which is attached as Exhibit 99 to this Form 8-K.

                         (b) DESCRIPTION OF PROPERTY

Neither the Company nor Apache currently owns or leases any property. Apache occupies approximately 1000 square feet of office space on a rent free basis pursuant to an agreement with the lessee of the property. The space is not adequate for the future plans of the Company and the Company intends to find a more suitable space in the new year (2002). The Company currently carries no insurance of any kind on its premises or business.

                       (c) MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of Apache's financial condition and plan of operations should be read in conjunction with the pro forma financial statements and other financial information prepared by management and appearing elsewhere in this Form 8-K.

This Form 8-K contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This Form 8-K also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for the Apache products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Form 8-K. The actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company described elsewhere in this Form 8-K.

Plan of Operation

During the period from June 3, 1998 (date of incorporation) through August 31, 2001, Apache engaged in no significant operations other than organizational activities and research and development of its engines. Apache received no revenues during this period.

For the most recent fiscal year, Apache incurred a loss in the amount of $120,372, an increase of $67,885 over the previous year, as a result of organizational expenses and expenses associated with setting up a company structure to begin implementing its business plan. Apache anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Apache's (and now the Company's) business plan is to continue to develop its engine and other products and to determine the demand for its products and, if the products prove to be in demand, begin producing, marketing and selling the products.

During the fiscal year ended February 28, 2001 Apache spent $62,506 towards the research and development of the Apache motor. The Company feels that it is ready, subject to financing which is not yet in place, to take the next step and complete its working prototype. Once it has re-engineered the engine, the Company will begin manufacturing and marketing the re-designed engine and associated products. If sales exceed 3,000 units annually, the Company intends to create a plant capable of handling mass production.

Liquidity and Capital Resources

The Company acquired all of the outstanding shares of common stock of the Apache Motor Corp. from the shareholders of Apache in exchange for an aggregate of 16,500,000 shares of its common stock. The exchange was effectively a reverse take-over of the Company by Apache, in that the shareholders of Apache became the majority holders of the Company's voting common stock. The Company is accounting for the acquisition of The Apache Motor Corp. as a purchase. Consequently, the Company's pro forma consolidated balance sheet as of August 31, 2001 reflects total assets of $205,768.00, in the form of cash,

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prepaids, capital assets, license and technology rights.  Organizational expenses of $3,385.00 were paid for by the initial share-holders of the Company and expensed to operations.

The Company expects to carry out its plan of business as discussed above. The Company has no immediate expenses or obligations. The officers and directors of the Company will serve without compensation until a market is developed for the Apache and/or Vitamineralherb.com products or the Company successfully pursues another source of revenue.

Once it finishes developing its first engine, the Company believes it will need a capital infusion to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying salespeople and administrative expenses.

The Company will need additional capital to carry out its business plan. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. The Company has no commitments for capital expenditures.

Risk Factors Associated with the Company and Its Business

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks:

     LIMITED OPERATING HISTORY.
Apache's limited operating history makes evaluation of the its business and the forecasting of the Company's future results difficult. Apache has only a limited operating history upon which an evaluation of its business and the Company's prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development. Apache has no record of commercial production, earnings or sales. The auditors of Apache's financial statements have expressed doubt about Apache's ability to continue as a going concern. The Company, therefore, is in its early formative and development stage. There is no assurance that the Company's products will achieve sales at a commercially viable level that will generate a profit.

     FUTURE GROWTH PREDICTIONS MAY BE INACCURATE.
Apache's limited operating history makes the prediction of future results difficult or impossible. Furthermore, Apache's limited operating history leads the Company to believe that period-to-period comparisons of the Company's operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

     THE COMPANY ANTICIPATES INCURRING LOSSES INTO THE FUTURE.
The Company anticipates incurring losses for the foreseeable future. The extent of future losses will depend, in part, on the amount of growth in revenues from sales of the Company's products. The Company expects that operating costs will

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increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.

     COMPETITION FROM LARGER COMPANIES IS EXPECTED.
The engine producing industry is intensely competitive and the Company will compete with companies having greater financial and technical resources. Therefore, to the extent that the Company is able to establish sales, revenues and profits, there is no assurance that it would be able to sustain such sales, revenues and profits. Moreover, although not a major factor today, if and when the Company begins achieving its objectives, larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns. The Company is aware of this possibility and hopes to establish itself as an industry leader early on. Time is of the essence and the Company's financing and marketing programs are essential to minimize this risk.

     THE COMPANY'S ABILITY TO ATTRACT ADDITIONAL FINANCING AS NEEDED MAY AFFECT ITS FUTURE SUCCESS.
The Company will require additional financings as it expects negative operating cash flow for the foreseeable future until income from its operations has grown to cover the cost of its support and development. Such financing, if obtained by the Company, may result in the issuance of additional securities and may not be available on terms favorable to it. The Company expects that it will continue to experience negative operating cash flow for the foreseeable future as a result of significant spending on product development, marketing and infrastructure. Accordingly, the Company may need to raise additional funds in a timely manner in order to fund the development and production of its products and eventually marketing and distribution of its products. Additional funds will have to be raised through the issuance of equity or convertible debt securities causing the percentage of ownership of the Company's current stockholders to be reduced. Such securities may have rights, preferences or privileges senior to those of the holders of its common stock. The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants that would restrict the Company's operations. There can be no assurance that additional financing, if and when needed, will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on the Company's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

     ANY SIGNIFICANT DETERIORATION IN THE GENERAL ECONOMIC CONDITIONS WOULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.
The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability.

     NO DIVIDENDS DECLARED NOR ANY LIKELY TO BE DECLARED IN THE FUTURE.
The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future rests with the discretion of the Company's board of directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

     THE POSSIBLE ISSUANCE OF ADDITIONAL SHARES MAY IMPACT THE VALUE OF THE COMPANY'S COMMON STOCK
The Company is authorized to issue up to 100 million shares of common stock. It is the Company's intention to issue more shares than are currently outstanding. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes payable and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

     BOARD OF DIRECTORS AUTHORITY TO SET RIGHTS AND PREFERENCES OF PREFERRED STOCK MAY PREVENT A CHANGE IN CONTROL BY SHAREHOLDERS OF COMMON STOCK.
Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as the Company's Board of Directors determines by resolution and without shareholder approval. This is an anti-takeover measure. The Board of Directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The Board of Directors could use an issuance of Preferred Stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the Company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the Company's common stock.

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     SHAREHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING THEREBY
     DISCOURAGING TAKEOVER ATTEMPTS.
Pursuant to the Company's amended and restated articles of incorporation, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of the Company.

     SALES AND DISTRIBUTION.
The Company has yet to establish a significant distribution and support network. Failure on the part of the Company to put into place an effective marketing infrastructure in a timely manner could act to delay or eliminate the generation of anticipated revenues.

     MARKET ACCEPTANCE.
The viability of the Company is dependent upon the market acceptance of its current and future products. There is no assurance that the products will attain a level of market acceptance that will allow for continuation and growth of its business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

     THE COMPANY'S OFFICERS, DIRECTORS AND ENTITIES AFFILIATED WITH THEM CONTROL THE COMPANY.
In the aggregate, ownership of the Company's shares by significant shareholders and management represents a large proportion of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

     LIMITED TRADING MARKET FOR THE COMPANY'S COMMON STOCK.
The value and transferability of the Company's common stock may be adversely impacted by the limited trading market for the stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the United States. No assurance can be given that a market for the Company's common stock will develop or that it will be quoted on the NASD's Over-the-Counter Bulletin Board ("OTC-BB").

     THE SALE OR TRANSFER OF THE COMPANY'S COMMON STOCK BY SHAREHOLDERS IN THE UNITED STATES MAY BE SUBJECT TO THE SO-CALLED "PENNY STOCK RULES."
Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or affect the purchase of a penny stock by any person unless:
(a)   such sale or purchase is exempt from Rule 15g-9;
(b) prior to the transaction the broker or dealer has (i) approved the person's account for transactions in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and
(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

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The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) an equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000 if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000 if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.

It is likely that shares of the Company's common stock, assuming a market were to develop in the United States therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the United States. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the United States in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

     CONFLICTS OF INTEREST OF CERTAIN DIRECTORS AND OFFICERS OF THE COMPANY. From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa. Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

     LIMITED LIABILITY OF THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE STOCKHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM.
The Company's amended and restated articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the stockholders. In addition, a shareholder's investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by the Company pursuant to the indemnification provisions of the amended and restated articles of incorporation and by-laws. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against one of the Company's officers or directors. The Company has been advised that the SEC takes the position that this provision does not affect the liability of any director under applicable federal and state securities laws.

     CHANGE IN CONTROL AND MANAGEMENT.
A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of the target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officers of the Company and a corresponding reduction in their participation in the future affairs of the Company.

     REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION.
If the Company enters into a business combination with a target company, the combination will result in the Company issuing securities to shareholders of the target entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present shareholders of the Company.

                     (d) SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 13, 2001, the Company's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown. On September 13, 2001, there were 30,100,000 shares of common stock issued and outstanding.

                                                      Number of   Percentage of
  Name                                               Shares Held   Shares Owned
  ----                                               -----------   ------------
  Christine Cerisse                                            0           0.0%
  Robert Wither                                       10,486,000(1)       34.8%
  Larry Wintemute                                        842,250(2)        2.8%
  Lorne Catling                                          395,299(3)        1.3%
  David Mortenson                                      1,515,010           5.03%
  John Bauska                                          1,515,583           5.03%
  Thomas and Viola Edling, husband and wife            2,000,000           6.6%

  ALL EXECUTIVE OFFICERS AND
  DIRECTORS AS A GROUP (4 persons)                    11,723,549          38.9%

(1) Includes 231,000 shares directly owned by Mr. Wither, 40,000 shares beneficially owned through Mr. Wither's spouse, Margaret Walsh, and 10,215,000 shares beneficially owned through 850566 Alberta Inc., an Alberta company of which Mr. Wither is president and a director and a shareholder.

(2) Includes 663,250 shares directly owned by Mr. Wintemute, 80,000 shares beneficially owned through Mr. Wintemute's spouse, Laurel Wintemute, and 99,000 shares beneficially owned through 921655 Alberta Inc., an Alberta company of which Mr. Wintemute is a 10% shareholder.

(3) Includes 56,100 shares directly owned by Mr. Catling and 339,199 shares beneficially owned through 754624 Alberta Ltd., an Alberta company of which Mr. Catling is president, a director and a shareholder.

                           (e) DIRECTORS, EXECUTIVE OFFICERS,
                               PROMOTERS AND CONTROL PERSONS

This table sets forth the name, age and position of each director and executive officer of the Company following the Exchange:

Name                     Age       Position
----                     ---       --------

Robert W. Wither          46       President, General Manager and a Director
Larry Wintemute           51       Secretary, Treasurer and a Director
Lorne Catling             45       Manager of Sales and Marketing and a Director
Christine Cerisse         47       Director

Robert W. Wither, FHCIMA, CHA, CFBE - President, General Manager and a Director
-------------------------------------------------------------------------------
Mr. Wither is the founder, President, and Director of the Apache Motor Corp. Born in Halifax, Nova Scotia into a family of engineers and manufacturers, Mr. Wither was educated in Blackpool, England, where he received a Degree in Management. Mr. Wither has extensive background in management, marketing and financial planning. Mr. Wither has extensive knowledge and experience in sales and marketing. He taught management and supervision courses at S.A.I.T. and has also instructed in ISO 9000 and Total Quality Management. Mr. Wither has experience in foreign government consulting contracts for management, accounting and supervision in small and medium enterprises. Mr. Wither has a passion for automotive, aeronautical, design and building and has been involved in engine building and design for over 25 years. He has been involved in production management for manufacturing and aviation restoration. Mr. Wither has experience in carbon fiber production, composite materials and is a qualified CADD operator.

Larry Wintemute - Secretary, Treasurer and a Director
-----------------------------------------------------
Mr. Wintemute is a businessman located in the City of Calgary and has been engaged in Corporate Finance for over 22 years, including matching finance groups or individuals to specific projects, from start-ups to ongoing businesses in the expansion mode, advising and/or directing clients on the positives and negatives of the private and public arena. He has been involved in raising over $1 billion for various financial ventures. Mr. Wintemute's background includes being a founding partner and VP of Marketing in a Financial Brokerage firm that marketed mutual funds and life insurance products. He and his partners built a sales team of 100+ professionals, most of which held either a CFP (Certified Financial Planner) and/or LU (Life Underwriters) designation. Mr. Wintemute holds a Business Administration (Marketing Major) Diploma from Southern Alberta Institute of Technology (SAIT). After graduating from college, he owned and operated a 5000 acre farm lease and 3000 acre custom farming operation on the Blood Reserve at Standoff, Alberta. After his farming career, he has held various marketing positions and owned and/or operated several businesses.

Lorne Catling - Manager of Sales and Marketing and a Director
-------------------------------------------------------------
Lorne has 25 years of direct sales and sales management experience in various wholesale and retail fields. This includes and is not limited to real estate, automotive, home renovation, and the carpet industry. He has held managerial positions with a major Ford Dealership and offered sales and motivational training to the staff. After 8 years in the auto industry Lorne was Western Regional Sales Manager for a Northwestern U.S. pay-phone provider. He managed and trained a successful sales force that gained a substantial foothold in the Western Canadian market. Most recently Lorne has been raising capital for small start-up companies involved in the wireless remote surveillance and non-institutional ATM industry.

Christine Cerisse - a Director
------------------------------
Ms. Cerisse has spent over 20 years in the financial industry in the field of financial planning and financial management. In the last five years, Ms. Cerisse has had senior management responsibility in various marketing and financial ventures. She is a Chartered and Registered Financial Planner. From May 1995 to March 2001, Ms. Cerisse was a principal in Cerisse Capital Corporation (a.k.a. White Hills Management Group) where she provided management and business consulting for start-up project teams. Additionally, Ms. Cerisse has three years of experience as a nurse and three years of experience in marketing vitamins and nutritional supplements. Currently, she is Managing Director of Sierra Group, Inc., which advises private companies in becoming public on the Over-the-Counter Bulletin Board.

Ms. Cerisse has been a principal in various entrepreneurial businesses, including real estate development and property management, financial investment and broker-dealer security houses, product distribution networks, the restaurant business, and environmental and Internet-related companies. She has over 20 years of sales and marketing experience, both of products and services in various industries including nutrition and health, financial services, and technology. Ms. Cerisse has been responsible for raising over 40 million dollars of financing for various private and public companies. She has assisted various companies in corporate management, preparation of contracts and financial documentation.

                           (f) EXECUTIVE COMPENSATION

No officer or director of Apache received any remuneration prior to the Exchange.

Apache had no stock option, retirement, incentive, defined benefit, actuarial, pension or profit sharing programs for the benefit of its directors or officers. Apache had no employment contract or compensatory plan or arrangement with any of its executive officers. The directors did not receive any cash compensation from the Company for their service as members of the board of directors. Its directors were, however, reimbursed by the Company for any expenses incurred due to their membership on the Board of Directors.

                              (g) LEGAL PROCEEDINGS

Apache is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the former directors and executive officers of Apache know of no legal proceedings against Apache or its property contemplated by any governmental authority.

No former director, officer, affiliate or shareholder of Apache, or any associate of any such director, officer or security holder, is a party adverse to Apache or has a material interest adverse to Apache in reference to pending litigation.

                   (h) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Financial Statements
The following are the financial statements of The Apache Motor Corp. required by Regulation S-B, Item 310(c) to be filed with this Form 8-K:

Independent Auditors' Report

Consolidated Balance Sheets as at February 28, 2001, 2000 and 1999 (audited) Consolidated Statements of Stockholder's Equity for the years ended February 28, 2001 and 2000 and 1999 and for the period from the date of incorporation June 3, 1998, to February 28, 2001 (audited)

Consolidated Statements of Operations for the years ended February 28, 2001 and 2000, for the period from the date of incorporation, June 3, 1998, to February 28, 1999 and for the period from the date of incorporation June 3, 1998, to February 28, 2001 (audited)

Consolidated Statements of Cash Flows for the years ended February 28, 2001 and 2000 and for the period from the date of incorporation, June 3, 1998, to February 28, 1999 and for the period from the date of incorporation June 3, 1998, to February 28, 2001 (audited)

Consolidated Statements of Stockholders' Equity for the years ended February 28, 2001 and 2000 and for the period from the date of incorporation, June 3, 1998, to February 28, 1999 and for the period from the date of incorporation June 3, 1998, to February 28, 2001 (audited)

Notes to Financial Statements



Pro Forma Financial Information

The following are the pro forma consolidated financial statements of Apache Motor Corporation required by Regulation S-B, Item 310(d) to be filed with this Form 8K:

Pro Forma, Consolidated Balance Sheets as at August 31, 2001, 2000 and 1999 (unaudited)

Pro Forma, Consolidated Statements of Operations, Cash Flows and
Stockholders' Equity for the years ended August 31, 2001 and 2000 and 1999 and for the period from the date of incorporation, June 3, 1998 to August 31, 1999 (unaudited)

Pro Forma, Consolidated Statement of Cash Flows for the years ended August 31, 2001 and 2000 and 1999 and for the period from the date of incorporation, June 3, 1998 to August 31, 1999 (unaudited)

Notes to Pro Forma Consolidated Financial Statements

                             THE APACHE MOTOR CORP.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                February 28, 2001

                             THE APACHE MOTOR CORP.

                                February 28, 2001

                                    CONTENTS

================================================================================

                                                                            Page
                                                                            ----

AUDITOR'S REPORT                                                               1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets                                                    2

Consolidated Statements of Stockholders' Equity                                3

Consolidated Statements of Operations                                          4

Consolidated Statements of Cash Flows                                          5

Notes to Consolidated Financial Statements                                 6,7,8

CSOKONAY + EDMUNDS
Certified General Accountants

================================================================================


200 255 17 Avenue SW                  Tel: (403) 228-9116    Fax: (403) 228-6239
Calgary  AB  T2S 2T8                                E-mail:  edmunds@nucleus.com





                                AUDITORS' REPORT


To The Board of Directors and Stockholders of The Apache Motor Corp.:

We have audited the consolidated balance sheets of The Apache Motor Corp. as at February 28, 2001, 2000 and 1999 and the consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended February 28, 2001, 2000 and for the period from the date of incorporation, June 3, 1998, to February 28, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of The Apache Motor Corp., as at February 28, 2001, 2000 and 1999 and the consolidated results of its operations and its cash flows for each of the years and the period then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has not generated any significant revenues since inception. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also discussed in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Calgary, Alberta                                        CSOKONAY + EDMUNDS
May 4, 2001                                      Certified General Accountants

                               THE APACHE MOTOR CORP.

                             CONSOLIDATED BALANCE SHEETS

================================================================================
                                                  (Canadian Dollars)
                                                     February 28
                                            2001          2000         1999
                                         ----------    ----------    ----------

                                     ASSETS

CURRENT
   Cash                                  $   19,773    $   19,110    $      100
   Accounts Receivable                        2,288         2,687          -
   Prepaids - Note 3                            400           400          -
                                         ----------    ----------    ----------
                                             22,461        22,197           100

CAPITAL ASSETS - Notes 2 & 4                 12,389         1,559          -
                                         ----------    ----------    ----------

OTHER ASSET - Note 2
   Technology rights                        360,000          -             -
                                         ----------    ----------    ----------

                                         $  394,850    $   23,756    $      100
                                         ==========    ==========    ==========

                                   LIABILITIES

CURRENT
   Accounts payable and accrued
     liabilities                         $   17,367    $   13,189    $     -
   Advances from shareholders - Note 4         -            9,029          -
                                         ----------    ----------    ----------
                                             17,367        22,218          -
                                         ----------    ----------    ----------


                              STOCKHOLDERS' EQUITY

SHARE CAPITAL - Note 6                      550,319        54,002           100
Authorized:
Unlimited number of Class voting shares
Unlimited number of Class non-voting shares
Unlimited number of First preferred shares

Issued and fully paid:
2001 - 16,500,000 Class shares
2000 -   1,546,700 Class "A" shares
1999 -             100 Class "A" shares

DEFICIT                                    (172,836)      (52,464)         -
                                         ----------    ----------    ----------
                                            377,483         1,538           100

                                         $  394,850    $   23,756    $      100
                                         ==========    ==========    ==========

                (See Notes to Consolidated Financial Statements)

                             THE APACHE MOTOR CORP.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
        Period From Date of Inception (June 3, 1998) to February 28, 2001
                               (Canadian Dollars)

=============================================================================================
                                                                                     Total
                                           Common Stock                          Stockholders
                                         Number                     Accumulated     Equity
                                         of Shares       Amount       Deficit     (Deficiency)
                                         ----------    ----------    ----------    ----------
Inception June 3, 1998                         -             -              -            -

Issuance of Class "A" Shares
-  For Cash                                     100           100           -             100
                                         ----------    ----------    ----------    ----------

Balance, February 28, 1999                      100           100           -             100

Issuance of Class "A" Shares
-   For Cash                              1,546,600        53,902           -          53,902

Net Loss                                       -             -           (52,464)     (52,464)
                                         ----------    ----------    ----------    ----------

Balance, February 29, 2000                1,546,700        54,002        (52,464)       1,538

Issuance of Class "A" Shares
-   For Cash                              3,333,300       136,317           -         136,317
-   For Technology Rights                10,620,000       360,000           -         360,000
-   For Acquisition of Apache
     Motor Products Ltd.                  1,000,000          -              -            -
Net Loss                                       -             -          (120,372)    (120,372)
                                         ----------    ----------    ----------    ----------

Balance, February 28, 2001               16,500,000    $  550,319    $($172,836)   $  377,483



                (See Notes to Consolidated Financial Statements)

                             THE APACHE MOTOR CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
        Period From Date of Inception (June 3, 1998) to February 28, 2001
                               (Canadian Dollars)

=============================================================================================
                                                                                 Cumulative
                                                                                    From
                                                                                  Inception
                                                Years Ended February 28              to
                                                                                 February 28,
                                           2001          2000          1999          2001
                                         ----------    ----------    ----------    ----------
REVENUE
   Other Income                          $    1,542    $       23    $      -      $    1,565

EXPENSES
   Amortization                               4,977          -              -           4,977
   Automotive                                   488          -              -             488
   Consulting                                34,648          -              -          34,648
   Legal Fees                                   788          -              -             788
   Office                                     6,079          -              -           6,079
   Professional                               4,500          -              -           4,500
   Promotion                                  1,470          -              -           1,470
   Research and Development                  62,506        52,487           -         114,993
   Telephone                                  6,458          -              -           6,458
                                         ----------    ----------    ----------    ----------
                                            121,914        52,487           -         174,401


NET LOSS                                 $ (120,372)   $  (52,464)   $      -      $ (172,836)
                                         ==========    ==========    ==========    ==========


Basic and Diluted Net Loss
   Per Share                             $   (0.007)   $   (0.033)


Share used in Basic and
   Diluted per Share Computation         16,500,000     1,546,600

                             THE APACHE MOTOR CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        Period From Date of Inception (June 3, 1998) to February 28, 2001
                               (Canadian Dollars)

=============================================================================================
                                                                                 Cumulative
                                                                                    From
                                                                                  Inception
                                                Years Ended February 28              to
                                                                                 February 28,
                                           2001          2000          1999          2001
                                         ----------    ----------    ----------    ----------
REVENUE
   Other Income                          $    1,542    $       23    $     -       $    1,565

CASH FROM (TO) OPERATIONS

NET LOSS                                 $ (120,372)   $  (52,464)   $     -       $ (172,836)

   Accounts Receivable                          399        (2,687)         -           (2,288)
   Prepaids                                    -             (400)         -             (400)
   Accounts Payable                           4,178        13,189          -           17,367
                                         ----------    ----------    ----------    ----------
                                           (115,795)      (42,362)         -         (158,157)

FINANCING ACTIVITIES
   Proceeds from sale of shares             136,317        53,902           100       190,319
   Proceeds from Shareholders                (9,029)        9,029          -             -
                                         ----------    ----------    ----------    ----------
                                            127,288        62,931           100       190,319

INVESTING ACTIVITIES
   Purchase of capital assets               (10,830)       (1,559)         -          (12,389)


INCREASE (DECREASE) IN CASH                     663        19,010           100        19,773

CASH, beginning of year                      19,110           100          -             -
                                         ----------    ----------    ----------    ----------

CASH, end of year                        $   19,773    $   19,110    $      100    $   19,773
                                         ==========    ==========    ==========    ==========

REPRESENTED BY:
   Cash                                  $   19,773    $   19,110    $      100    $   19,773
                                         ==========    ==========    ==========    ==========

SUPPLEMENTAL INFORMATION
   Interest Paid                              -              -             -             -
   Income Taxes                               -              -             -             -



                (See Notes to Consolidated Financial Statements)

                             THE APACHE MOTOR CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

1.   ORGANIZATION AND BASIS OF REPRESENTATION

     The company was incorporated June 3, 1998 in the Province of Alberta, Canada. These consolidated financial statements reflect the accounts of The Apache Motor Corp. ("the Company") and its wholly owned subsidiary, Apache Motor Products Ltd. All inter-company balances and transactions have been eliminated.

     The Company did not carry on any active business activity from the date of inception (June 3, 1998) to February 28, 2001. The only activity was in the areas of research and development.

     The Company is located in Canada and the consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. All figures are reported in Canadian dollars.

     The company acquired a wholly owned subsidiary called Apache Motor Products Ltd. on February 1, 2001. The acquisition was accomplished by having the Company issue shares to all of the shareholders of Apache Motor Products Ltd. in return for the shareholders transferring 100% of their shares to the Company.

     The subsidiary has the exclusive rights to produce and market a redesigned engine with applications in the non-automotive sector. These rights are exclusive on a world wide basis.

     A management group has been employed to organize corporate operations, source new financing, and develop the product to the post-production and marketing stage. The management group is confident it can achieve all the aforementioned objectives.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     a)  Basis of Consolidation
          The accounts of the company and its wholly owned subsidiary have been consolidated on a line-by-line basis. Comparative figures reflect the consolidated financial position and operations of the company and its subsidiary, which predate the acquisition of the subsidiary.

     b)  Basis of Presentation
          The consolidated financial statements are prepared using the accrual basis of accounting, whereby income is recorded as earned and expenses are recorded as incurred.

                             THE APACHE MOTOR CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

     c)  Capital Assets
          Capital assets are recorded at cost and amortized on the diminishing balance basis at the following rates:

               Office furniture and equipment     20%
               Computer equipment                 30%

          First year amortization is taken at 50% of the above rates.

     d)  Leasehold Improvements
          Leasehold improvements are included in capital assets and are amortized on a straight-line basis at 20% per annum.

     e)  Research and Development
          The company has allocated resources towards research and development. These costs have been incurred in connection with work being done on the product development of the new engine, which the company is producing. These costs are written off to operations in the year incurred.

     f)  Technology Rights
          The company acquired technology rights related to a new engine design. As consideration for the sale of these rights, the vendor was issued common shares of the company. At the present time the vendor holds 10,620,000 shares of the company as a result of this transaction. This represents 64.3% of the issued and outstanding shares.

          These costs are currently capitalized and will be written off to operations in the future as revenues are realized.

3.   PREPAIDS
     Prepaid expenses consist of the following:
                                                2001     2000        1999
                                                ----     ----        ----
           Deposit on telephone system          $400     $400        $ -
                                                ====     ====        ====

4.   CAPITAL ASSETS                                2001     2000      1999
                                   Accumulated   Net Book  Net Book  Net Book
                            Cost  Amortization    Value     Value     Value
                            -------------------------------------------------
     Office furniture and
        equipment           $  1,628  $    338   $  1,290   $    790   $  -
     Computer equipment        3,980       869      3,111        769      -
     Leasehold improvements   11,982     3,994      7,988       -         -
                            -------------------------------------------------
                            $ 17,590  $  5,201   $ 12,389   $  1,559   $  -
                            =================================================

                             THE APACHE MOTOR CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

5.   ADVANCES FROM SHAREHOLDERS
     Advances from shareholders are non-interest bearing with no fixed terms of repayment.

6.   SHARE CAPITAL                                        2001     2000     1999
                                                          ----     ----     ----
       Authorized:
       Unlimited number of Class "A" voting shares
       Unlimited number of Class "B" non-voting shares
       Unlimited number of First preferred shares

       Issued and fully paid:
         16,500,000 Class "A" shares                  $550,319  $ 54,002  $  100
                                                      ========  ========  ======

APACHE MOTOR CORPORATION
(A Development Stage Company)
PRO FORMA Consolidated
Financial Statements
August 31, 2001






INDEX                                                                       Page
-----                                                                       ----


Financial Statements

PRO FORMA Consolidated Balance Sheet                                           2

PRO FORMA Consolidated Statement of Operations                                 3

PRO FORMA Consolidated Statement of Stockholders' Equity (Deficiency)          4

PRO FORMA Consolidated Statement of Cash Flows                                 5

Notes to PRO FORMA Consolidated Financial Statements                         6-8


PREPARED BY MANAGEMENT

                                APACHE MOTOR CORPORATION
                              (A Development Stage Company)
                          PRO FORMA Consolidated Balance Sheets
                                         August 31
                                       (U.S. Dollars)
================================================================================
                                                 2001       2000       1999
--------------------------------------------------------------------------------

Assets


Current
   Cash                                       $  10,282   $   9,937   $      52
   Accounts receivable                            1,190       1,397           0
   Prepaid expenses                                 208         208           0
                                                 11,680      11,542          52
--------------------------------------------------------------------------------
Fixed Assets                                      6,442         811           0
--------------------------------------------------------------------------------
Vitamineralherb.com License                         446       1,112       1,778
--------------------------------------------------------------------------------
Apache Motor Technology Rights                  187,200           0           0
--------------------------------------------------------------------------------

                                              $ 205,768   $  13,465   $   1,830
================================================================================

Liabilities

Current
   Accounts payable and accrued liabilities   $  12,791   $   6,498   $       0
   Advances from shareholder                          0       6,255           0
   Other loans                                  127,450           0           0
                                              ---------   ---------   ---------
                                                140,241      12,753           0

Stockholders' Equity (Deficiency)
Common Stock
   Authorized
     20,000,000  Shares of preferred stock
                 with a par value of $0.001
                 each

    100,000,000  Shares of common stock
                 with a par value of $0.001
                 each
   Issued and Outstanding
     30,100,000  Shares of common stock          12,100       4,500       4,500
Additional Paid-in Capital                      285,940      26,867          52

Deficit Accumulated During the Development
  Stage of Operations                          (232,513)    (30,655)     (2,722)
                                              ---------   ---------   ---------

                                                 65,527         712       1,830
--------------------------------------------------------------------------------

                                              $ 205,768   $  13,465   $   1,830
================================================================================


PREPARED BY MANAGEMENT

                                APACHE MOTOR CORPORATION
                              (A Development Stage Company)
                      PRO FORMA Consolidated Statement of Operations
             Period from Date of Inception (June 3, 1998) to August 31, 2001
                                       (U.S. Dollars)

==================================================================================================================
                                                                                                       Cumulative
                                                                                                          From
                                                                                                        Inception
                                                                                                           to
                                                          Years Ended August 31,                        August 31,
                                                2001                2000             1999                  2001
Expenses
   Amalgamation and
     merger costs                           $  135,000                  0                  0            135,000
   Research and
     development                                32,503             27,281                  0             59,784
   Consulting fees                              18,017                  0                  0             18,017
   Professional fees                             4,250                  0                  0              4,250
   Organization costs                              675                210              2,500              3,385
   Office                                        6,735                  0                  0              6,735
   Transfer agent fees                               0              1,200                  0              1,200
   Amortization                                  3,254                666                222              4,142
------------------------------------------------------------------------------------------------------------------
Net Loss                                    $ (200,434)        $  (29,357)        $   (2,722)        $ (232,513)
------------------------------------------------------------------------------------------------------------------

Basic and diluted
   Net loss per share                       $  (0.0066)        $  (0.0010)        $  (0.0000)
==================================================================================================================

Shares Used in Basic
   and Diluted Per Share
   Computation                              30,100,000         30,100,000         30,100,000
==================================================================================================================

PREPARED BY MANAGEMENT

                                APACHE MOTOR CORPORATION
                              (A Development Stage Company)
                 PRO FORMA Consolidated Statement of Stockholders' Equity
             Period from Date of Inception (June 3, 1998) to August 31, 2001
                                       (U.S. Dollars)

==============================================================================================================================
                                                                                                                    Total
                                                             Common Stock            Additional                   Stockholders'
                                                      Number                          Paid-in      Accumulated       Equity
                                                     of Shares         Amount         Capital        Deficit     (Deficiency)
------------------------------------------------------------------------------------------------------------------------------

Inception June 3, 1998                                      0        $          0  $          0  $          0    $          0

Issuance of common stock
   For organizational cost - April 2,
   1999                                             2,500,000               2,500             0             0           2,500
   For license - April 28, 1999                     2,000,000               2,000             0             0           2,000
Net loss August 31, 1999                                    0                   0             0        (2,722)         (2,722)
------------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 1999                            4,500,000               4,500             0        (2,722)          1,778

Net loss August 31, 2000                                    0                   0             0        (2,076)         (2,076)
Expenses paid by directors                                  0                   0           210             0             210
------------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2000                            4,500,000               4,500           210        (4,798)            (88)

Forward split 5 for 1 April 20, 2001               18,000,000                   0             0             0               0

Net loss August 31, 2001                                    0                   0             0        (2,891)         (2,891)

Expenses paid by directors                                  0                   0           675             0             675

Issuance of common stock to become
   preferred customer August 29, 2001                  50,000                  50             0             0              50

Issuance of common stock to acquire
   Cambridge Creek Properties, Ltd.                    50,000                  50             0             0              50

Issuance of common stock to acquire
   The Apache Motor Corp.                          16,500,000              16,500             0             0          16,500

Cancellation of common stock                       (9,500,000)             (9,500)            0             0          (9,500)

Issuance of common stock for services                 500,000                 500             0             0             500

Acquired on consolidation                                   0                   0       285,055      (224,824)         60,231
------------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 2001                           30,100,000        $     12,100  $    285,940  $   (232,513)   $     65,527
==============================================================================================================================

PREPARED BY MANAGEMENT

                                APACHE MOTOR CORPORATION
                              (A Development Stage Company)
                      PRO FORMA Consolidated Statement of Cash Flows
             Period from Date of Inception (June 3, 1998) to August 31, 2001
                                       (U.S. Dollars)

==================================================================================================================
                                                                                                       Cumulative
                                                                                                          From
                                                                                                        Inception
                                                                                                           to
                                                          Years Ended August 31,                        August 31,
                                                2001                2000             1999                  2001
------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net loss                                 $ (200,434)       $   (29,357)       $    (2,722)       $  (232,513)
   Non-cash expenses                             1,391                876              2,722              4,989
Acquired on consolidation                       62,838             37,166             (4,448)            95,556
Changes in Operating
   Asset and Liabilities
     Accounts payable and
      accrued liabilities                        1,500              1,200                  0              2,700
------------------------------------------------------------------------------------------------------------------
                                              (134,705)             9,885             (4,448)          (129,268)
------------------------------------------------------------------------------------------------------------------
Net Cash Used by
  Operating Activities                               0                  0                  0                  0

Inflow of Cash                                       0                  0                  0                  0
   Issuance of common shares                     7,600                  0              4,500             12,100
   Increase in loans                           127,450                  0                  0            127,450
------------------------------------------------------------------------------------------------------------------
                                               135,050                  0              4,500            139,550
------------------------------------------------------------------------------------------------------------------
Net change in cash                                 345              9,885                 52             10,282

Cash, Beginning                                  9,937                 52                  0                  0
------------------------------------------------------------------------------------------------------------------

Cash, Ending                                $   10,282        $     9,937        $        52        $    10,282
==================================================================================================================

Supplemental Information
   Interest paid                            $        0        $         0        $         0        $         0
   Income taxes paid                        $        0        $         0        $         0        $         0
   Non-cash investing and financing
    activities:
     Shares issued to
      acquire subsidiary                    $   16,500        $         0        $         0        $         0
     Shares issued for
      services                              $      500        $         0        $         0        $         0
     Shares issued for
      acquisition of
      license                               $        0        $         0        $     2,000        $         0
     Shares issued to
      become preferred
      customer                              $       50        $         0        $         0        $         0
   Organizational costs
    paid by a director on
    behalf of the Company                   $      675        $       210        $         0        $         0
==================================================================================================================

PREPARED BY MANAGEMENT

                                APACHE MOTOR CORPORATION
                              (A Development Stage Company)
                    Notes to PRO FORMA Consolidated Financial Statements
             Period from Date of Inception (June 3, 1998) to August 31, 2001
                                       (U.S. Dollars)

================================================================================

1.   ORGANIZATION AND BASIS OF PRESENTATION

     These PRO FORMA consolidated financial statements include the accounts of Apache Motor Corporation ("the Company") and The Apache Motor Corp. The Company is located in Canada with all figures translated into United States dollars. The acquisition by the Company of The Apache Motor Corp. is recorded as a purchase. The shareholders of The Apache Motor Corp. became the majority shareholders of the Company (a reverse take over). As a result, the accounting records of The Apache Motor Corp. (the subsidiary company) carry forward as the primary accounting records of the consolidated company.

     These PRO FORMA consolidated financial statements are intended to reflect the books and records of the Company as those records would look on the completion of all of the transactions contemplated and disclosed elsewhere in the PRO FORMA consolidated financial statements. These PRO FORMA consolidated financial statements should be read in conjunction with the Company's year end audited August 31, 2001 (non-consolidated) financial statements filed with its Form 8K with the SEC and with the February 28, 2001 year end audited financial statements of The Apache Motor Corporation.

2.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Foreign currency translation
          The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency, which is translated into U.S. dollars as follows:
          (i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;
          (ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumptions of the liabilities; and
          (iii) Revenues and expenditures at the average rate of exchange for the year.
          Gains and losses arising from this translation of foreign currency will be accounted for as other comprehensive income (loss).

     (b)  Net loss per share
          Net loss per share calculations are based on the weighted average number of common shares outstanding during the period.

     (c)  Use of estimates
          The preparation of PRO FORMA, consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the amounts of revenues and expenses during the period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     (d)  Financial instruments
          The Company's financial instruments consist of current assets and current liabilities. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

Exhibits

Exhibit No.   Description
-----------   ------------------------------------------------------------------
2             Agreement and Plan of Exchange By and Between Apache Motor
                 Corporation and The Apache Motor Corp. dated September 10, 2001

10.1          Joint Venture Agreement between The Apache Motor Corp. and SAIT dated July 5, 2000

99            News Release - Apache Motor Corporation announces acquisition of
                 The Apache Motor Corp.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              APACHE MOTOR CORPORATION


September 27, 2001                            By:     /s/ Robert Wither
------------------                                ------------------------------
     (Date)                                       Name:   Robert Wither
                                                       -------------------------
                                                       Its:   President
                                                           ---------------------


                                  EXHIBIT INDEX


Exhibit No.   Description
-----------   ------------------------------------------------------------------
2             Agreement and Plan of Exchange By and Between Apache Motor
                 Corporation and The Apache Motor Corp. dated September 10, 2001

10.1          Joint Venture Agreement between The Apache Motor Corp. and SAIT dated July 5, 2000

99            News Release - Apache Motor Corporation announces acquisition of
                 The Apache Motor Corp.

Exhibit 2

                          AGREEMENT & PLAN OF EXCHANGE
                                 BY AND BETWEEN
                            APACHE MOTOR CORPORATION
                                       AND
                             THE APACHE MOTOR CORP.

     THIS AGREEMENT & PLAN OF EXCHANGE ("Agreement") is entered into and effective as of the ____ day of September, 2001, among Apache Motor Corporation, a Nevada corporation ("Apache USA"), located at 141 - 757 West Hastings Street, Suite 676, Vancouver, British Columbia, V6C 1A1, Canada, and The Apache Motor Corp., an Alberta, Canada corporation ("Apache Canada"), located at 105 Edforth Way N.W., Calgary, Alberta, T3A 2W2, Canada (Apache USA and Apache collectively, the "Parties").

     WHEREAS, Apache USA is a company duly incorporated in the State of Nevada, is in good standing and is a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     WHEREAS, Apache Canada is a company duly incorporated in the Province of Alberta, Canada and is in good standing; and

     WHEREAS, Apache Canada has agreed to be acquired by Apache USA by exchanging all of its outstanding Common Stock for sixteen million five hundred thousand shares of Common Stock of Apache USA, which will operate as parent of Apache Canada immediately following the share exchange; and

     WHEREAS, Apache Canada's Shareholders will receive one (1) share of Common Stock of Apache USA for each share of Apache Canada that they hold; and

     WHEREAS, the Parties expect that the share exchange will further certain of their business objectives; and

     NOW, THEREFORE, in consideration of these premises and the mutual promises made herein, and in consideration of the representations, warranties and covenants herein, the Parties agree as follows:

1.   Definitions.

     "Accredited Investor" has the meaning set forth in Rule 501 of Regulation D
     ---------------------
promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     "Affiliate" has the meaning set forth in Rule 144(a) of the regulations
     -----------
promulgated under the Securities Act and Rule 12b-2 of the regulations promulgated under the Exchange Act.

     "Apache USA Share" means any share of the Common Stock of Apache USA.
     ------------------

     "Effective Date" means the date that the Articles of Merger are filed and
     ----------------
accepted by the Secretary of State of Nevada.

     "Person" means an individual, a partnership, a corporation, an association,
     --------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

     "SEC" means the U.S. Securities and Exchange Commission.
     -----

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     -------------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation (or a Subsidiary thereof) with respect
     ------------
to which a specified Person owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Apache USA Common Stock" means the common stock of Apache Motor
     -------------------------
Corporation, par value $0.001 per share.

2.   Basic Transaction.

     2.1  The Voluntary Share Exchange. The Parties have deemed it advisable and
          -----------------------------
in the best interests of the Parties, respectively, and their respective shareholders, that Apache Canada be acquired by Apache USA (the "Acquisition"). The Parties desire to accomplish the Acquisition by conducting a voluntary share exchange between the shareholders of Apache Canada and Apache USA, whereby Apache USA will authorize the offer and issuance of sixteen million and five hundred thousand (16,500,000) shares of its Common Stock to the shareholders of Apache Canada in exchange for all of the outstanding capital stock of Apache Canada.

     2.2  Exchange Rate. One (1) share of Common Stock of Apache USA will be
          -------------
issued and exchanged for each share of Common Stock of Apache Canada outstanding on the effective date of this Agreement. Attached as Exhibit A is a schedule showing the share position of the Apache Canada shareholders and the number of shares of Apache USA Common Stock each will be offered.

     2.3  Actions Prior to Closing. Prior to Closing, (i) Apache USA shall have
           ------------------------
available sixteen million and five hundred thousand (16,500,000) authorized shares of its Common Stock and (ii) shall provide a confidential offering memorandum to each Apache Canada shareholder, the form of which is attached hereto as Exhibit B.

     2.4  The Closing. The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Odgen Murphy Wallace, PLLC, in Seattle, Washington, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     2.5  Actions at the Closing. At the Closing, (i) Apache Canada will deliver
          ----------------------
to Apache USA the various certificates, instruments and documents referred to in paragraph 6.1 below, (ii) Apache USA will deliver to Apache Canada the various certificates, instruments and documents referred to in paragraph 6.2 below,
(iii) Apache USA will file with the Secretary of State of Nevada Articles of Exchange (the "Articles of Exchange"), (iv) Apache Canada will file with the Province of Alberta the necessary documents to effect the share exchange, (v) the shareholders of Apache Canada shall enter into Subscription Agreements with Apache USA, in substantially the form attached hereto as Exhibit C and incorporated herein by this reference, and (vi) Apache USA will deliver to the Apache Canada shareholders certificates representing that number of Apache USA shares to be issued to each of the Apache Canada shareholders.

     2.6  Actions Immediately After Closing Date. Immediately after the Closing
          --------------------------------------
Date, Apache USA will cancel 9,500,000 shares of its outstanding Common Stock that are surrendered by two of its principal shareholders, David Mortenson and John Bauska. The form of agreement to cancel the common stock currently held by David Mortenson and John Bauska is attached as Exhibit D.

3. Representations and Warranties of Apache Canada. Apache Canada and its shareholders represent and warrant to Apache USA that the statements contained in this paragraph 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this paragraph 3).

     3.1  Organization, Qualification and Corporate Power. Apache Canada is a
          ------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, Canada. Apache Canada is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Apache Canada has full power and authority to enter into and perform the transactions contemplated by this Agreement.

     3.2  Capitalization. As of September 7, 2001, the entire authorized capital
          --------------
stock of Apache Canada consists of an unlimited number of Class A shares of Common Stock, no par value, of which 16,500,000 shares are issued and outstanding, and an unlimited number of Class B shares of Common Stock, no par value, of which none are issued and outstanding. Apache Canada also has authorized an unlimited number of First Preferred Stock, no par value, of which none are issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Apache Canada to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Apache Canada.

     3.3  Authorization of Transaction. Apache Canada has full power and
          ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Apache Canada cannot consummate the Exchange unless and until it receives the requisite shareholder approval from a majority of its outstanding voting stock. This Agreement constitutes the valid and legally binding obligation of Apache Canada, enforceable in accordance with its terms and conditions.

     3.4  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Apache Canada is subject or any provision of the charter or bylaws of Apache Canada or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Apache Canada is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of Alberta, Canada law, Apache Canada is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     3.5  Financial Statements. Apache Canada will deliver to Apache USA copies
          --------------------
of the following financial statements for Apache Canada and any respective subsidiaries: Audited financial statements for the years ended February 28, 2000 and 1999 and interim unaudited financial statements for the six months ended August 31, 2001.

     3.6  Undisclosed Liabilities. Apache Canada has no liability (whether known
          -----------------------
or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the most recent fiscal quarter ended and (ii) liabilities which have arisen after the most recent fiscal quarter ended in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     3.7  Brokers' Fees. Apache Canada has no liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     3.8  Residence of Investors. The shareholders of Apache Canada reside
          ----------------------
outside of the United States.

     3.9  Liens and Litigation. Apache Canada has no liens or encumbrances
          --------------------
against it or its shares nor does Apache Canada know of any current or intended legal claims against it.

     3.10  No Registration Rights. The Apache Canada shareholders will not have
           ----------------------
the right to demand that the Apache USA Shares of Common Stock they acquire through the voluntary share exchange be registered under the U.S. Securities Act of 1933, as amended.

     3.11 Apache Canada understands the meaning and legal consequences of the representations and warranties contained in this Section 3 and agrees to indemnify, defend and hold harmless Apache USA and each director, officer and shareholder thereof from and against any and all loss, damage or liability (including without limitation attorneys' fees) due to or arising out of a breach of any representation or warranty of the undersigned, except that Apache Canada does not waive any rights granted to it under federal or state securities laws.

4. Representations and Warranties of Apache USA. Apache USA and its shareholders represent and warrant to Apache Canada that the statements contained in this paragraph 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this paragraph 4).

     4.1  Organization. Apache USA is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Nevada.

     4.2  Capitalization. The entire authorized capital stock of Apache USA
          --------------
consists of 100,000,000 shares of Common Stock, having a par value of $0.001 per share, of which 22,600,000 are duly issued and outstanding as of September 7, 2001. Apache USA also has authorized 20,000,000 shares of Preferred Stock, having a par value of $0.001 per share, of which none are issued and outstanding. The outstanding shares of Apache USA have been validly issued by Apache USA and are fully paid and non-assessable.

     4.3  Authorization of Transaction. Apache USA has full power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Apache USA, enforceable in accordance with its terms and conditions.

     4.4  Noncontravention. To the knowledge of any director or officer of
          ----------------
Apache USA, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Apache USA is subject or any provision of the charter or bylaws of Apache USA or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Apache USA is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the knowledge of any director or officer of Apache USA, and other than in connection with the provisions of Nevada law, Apache USA does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     4.5  Brokers' Fees. Apache USA has no liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.6  Liens and Litigation. Apache USA has no liens or encumbrances against
          ---------------------
it or its shares nor does Apache USA know of any current or intended legal claims against it.

     4.7  Restricted Stock. The shares of Apache USA Common Stock have not been
          ----------------
registered under the Act, nor under any state securities laws. An investment in such shares has not been approved by the securities and exchange commission or by any state securities commission or similar body. Any representation to the contrary is unlawful.

     4.8 Apache USA understands the meaning and legal consequences of the representations and warranties contained in this paragraph 4 and agrees to indemnify, defend and hold harmless Apache Canada and each director, officer and shareholder thereof from and against any and all loss, damage or liability (including without limitation attorneys' fees) due to or arising out of a breach of any representation or warranty of the undersigned, except that Apache USA does not waive any rights granted to it under federal or state securities laws.

5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     5.1  General. Each of the Parties will use its best efforts to take all
          -------
action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in paragraph 6 below).

     5.2  Notices and Consents. Apache Canada will give any notices to third
          --------------------
parties, and will use its best efforts to obtain any third party consents, that Apache USA reasonably may request in connection with the matters referred to in paragraph 3.4 above.

     5.3  Regulatory Matters and Approvals. Each of the Parties will give any
          --------------------------------
notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in paragraph 3.4 and paragraph 4.4 above.

     5.4  Corporate Law. Apache Canada will obtain the unanimous written consent
          -------------
of its stockholders for the adoption of this Agreement and the approval of the Exchange in accordance with the State of Nevada and Alberta, Canada law.

6.   Conditions to Obligation to Close.

     6.1  Conditions to Obligation of Apache USA. The obligation of Apache USA
          --------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions by Apache Canada:
          6.1.1 this Agreement and the Exchange shall have been approved by a majority of the voting shares outstanding of Apache Canada;

          6.1.2 Apache Canada shall have procured all of the third party consents specified in 5 above, if any;

          6.1.3 the representations and warranties set forth in paragraph 3 above shall be true and correct in all material respects at and as of the Closing Date;

          6.1.4 the shareholders of Apache Canada shall have signed the Subscription Agreement, the form of which is attached hereto as Exhibit C;

          6.1.5 Apache Canada shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          6.1.6 No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Apache USA to own the former assets, to operate the former businesses, or (D) affect adversely the right of Apache Canada to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          6.1.7 Apache Canada shall have delivered to Apache USA a certificate to the effect that each of the conditions specified above in paragraph 6 are satisfied in all respects; and

          6.1.8 all actions to be taken by Apache Canada in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Apache USA.

Apache may waive any condition specified in this 6.1 if it executes a writing so stating at or prior to the Closing.

     6.2  Conditions to Obligation of Apache Canada. The obligation of Apache
          ------------------------------------------
Canada to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions by Apache
USA:

          6.2.1 this Agreement and the Exchange shall have been approved by unanimous consent of the directors of Apache USA;

          6.2.2 the representations and warranties set forth in 4 above shall be true and correct in all material respects through the Closing;

          6.2.3 all actions to be taken by Apache USA in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Apache Canada.

Apache Canada may waive any condition specified in this paragraph 6.2 if it executes a writing so stating at or prior to the Closing.

7.   Termination.

     7.1  Termination of Agreement. Either of the Parties may terminate this
          -------------------------
Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          7.1.1 the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Date;

          7.1.2 Apache USA may terminate this Agreement by giving written notice to Apache Canada at any time prior to the Effective Date (A) in the event Apache Canada has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Apache USA has notified Apache Canada of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 15, 2001, by reason of the failure of any condition precedent under paragraph 6.1 hereof (unless the failure results primarily from Apache USA breaching any representation, warranty, or covenant contained in this Agreement); or

          7.1.3 Apache Canada may terminate this Agreement by giving written notice to Apache USA at any time prior to the Effective Date (A) in the event Apache USA has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Apache Canada has notified Apache USA of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 15, 2001, by reason of the failure of any condition precedent under paragraph 6.2 hereof (unless the failure results primarily from Apache Canada breaching any representation, warranty, or covenant contained in this Agreement).

     7.2  Effect of Termination. If any Party terminates this Agreement pursuant
          ----------------------
to this paragraph 7, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.   Miscellaneous.

     8.1  Survival. None of the representations, warranties and covenants of the
          --------
Parties (other than the provisions in this Agreement concerning the issuance of Apache USA Common Stock) will survive the Effective Date.

     8.2  Entire Agreement. This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     8.3  Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     8.4  Implementation. Each of the Parties shall take, or cause to be taken,
          --------------
all actions or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Nevada and the Province of Alberta, including executing the necessary corporate consents for each Constituent Corporation, to consummate the Acquisition.

     8.5  Amendments and Waivers. The Parties may mutually amend any provision
          ----------------------
of this Agreement at any time prior to the Effective Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the laws of the State of Nevada. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.6  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     8.7  Attorneys' Fees. In any action at law or in equity to enforce any of
          ---------------
the provisions or rights under this Agreement, the prevailing party shall be entitled to recover from the other party or parties all of its costs, expense and reasonable attorneys' fees incurred therein by the prevailing party, including costs, expenses and attorneys' fees incurred on appeal.

     8.8  Counterparts and Facsimile Signatures. This Agreement may be signed in
          -------------------------------------
counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

     8.9  Severability. Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8.10  Expenses. Each of the Parties will bear its own costs and expenses
           --------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     8.11  Construction. The Parties have participated jointly in the
           ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

     8.12  Headings. The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.13  Recitals. All recitals shall be construed as part of this Agreement.
           --------

     8.14  Notices. All notices shall be in writing and shall be deemed to have
           -------
been sufficiently given or served (i) immediately, when personally delivered,
(ii) within three (3) days after being deposited in the United States mail, by registered or certified mail, or (iii) within one (1) day after being deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as indicated on the signature pages below.

If to Apache USA:                     Apache Motor Corporation
                                      141 - 757 West Hastings Street, Suite 676
                                      Vancouver, British Columbia, V6C 1A1
                                      CANADA
                                      Phone: 604.681.7806
                                      Fax: 604.683.0728

If to Apache Canada:                  The Apache Motor Corp.
                                      105 Edforth Way N.W.
                                      Calgary, Alberta T3A 3W2
                                      CANADA
                                      Phone: 604.253.7070
                                      Fax: 604.237.7004

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.


APACHE MOTOR CORPORATION,             THE APACHE MOTOR CORP.,
a Nevada corporation                  an Alberta, Canada corporation


By: /s/ Christine Cerisse             By: /s/ Robert Wither
   ---------------------------------     ---------------------------------
Name: Christine Cerisse               Name: Robert Wither
Its: President                        Its: President

                                       Exhibit A
                           The Apache Motor Corp. Shareholders

-------------------------------------------------------------------------------------------------------------------------
       Name                                        Address                                     Purchased      Percentage
                                                                                                Shares       of Shares
-------------------------------------------------------------------------------------------------------------------------
1      Bohlke, Troy                                Edmonton, Alberta                            21,500          0.130%
-------------------------------------------------------------------------------------------------------------------------
2      Burton, Fraser                              Calgary, Alberta                             42,000          0.255%
-------------------------------------------------------------------------------------------------------------------------
3      Cantlon (Scotia Macleod A/C486-745116 ITF)  Calgary, Alberta                             24,000          0.145%
-------------------------------------------------------------------------------------------------------------------------
4      Catling, Don                                East Comox, British Columbia                  6,000          0.036%
-------------------------------------------------------------------------------------------------------------------------
5      Catling, Lorne                              Calgary, Alberta                             56,100          0.340%
-------------------------------------------------------------------------------------------------------------------------
6      Catling, Lorne (754624 Alberta Ltd.)        Calgary, Alberta                            329,000          1.994%
-------------------------------------------------------------------------------------------------------------------------
7      Chodzicki, John                             Calgary, Alberta                              8,500          0.052%
-------------------------------------------------------------------------------------------------------------------------
8      Clarke, Camilla                             Westmoreland, Jamaica                       500,000          3.030%
-------------------------------------------------------------------------------------------------------------------------
9      Clarke, Patricia                            Westmoreland, Jamaica                       100,000          0.606%
-------------------------------------------------------------------------------------------------------------------------
10     Cromwell, Jim                               West Vancouver, British Columbia          1,000,000          6.061%
-------------------------------------------------------------------------------------------------------------------------
11     DeVries, Richard                            Calgary, Alberta                             20,000          0.121%
-------------------------------------------------------------------------------------------------------------------------
12     Friio, Dominic (Raymonde James Acct.
       # 3E686N6 In Trust for Dominic Friio)       Vancouver, British Columbia                  20,500          0.124%
-------------------------------------------------------------------------------------------------------------------------
13     Friio, Dominic (Raymonde James Acct.
        # 3E686S3 In Trust for Dominic Friio)      Vancouver, British Columbia                  17,750          0.108%
-------------------------------------------------------------------------------------------------------------------------
14     Gagnon Group Inc., Al Gagnon                Calgary, Alberta                             13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
15     Gagnon, Al                                  Calgary, Alberta                             20,000          0.121%
-------------------------------------------------------------------------------------------------------------------------
16     Goodick, Mary Lou (921683 Alberta Inc.)     Thunder Bay, Ontario                      1,000,000          6.061%
-------------------------------------------------------------------------------------------------------------------------
17     Heinz, Don                                  Canmore, Alberta                             13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
18     Klay, Bob                                   Calgary, Alberta                              3,500          0.021%
-------------------------------------------------------------------------------------------------------------------------
19     Liknes, Cliff (DBA Contracting Ltd.)        Calgary, Alberta                             13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
20     Milley, Tom (921655 Alberta Inc.)           Calgary, Alberta                             99,000          0.600%
-------------------------------------------------------------------------------------------------------------------------
21     Parton, Rick J. (Canaccord Capital A/C
       648-821S-5)                                 Vancouver,   British Columbia                16,700          0.101%
-------------------------------------------------------------------------------------------------------------------------
22     Prevost, Gail (Raymonde James Acct.
       # 3J053R2 ITF)                              Vancouver, British Columbia                  13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
23     Prevost, Rene (Raymonde James Acct.
       # 3J055S5 In Trust for Rene Prevost)        Vancouver, British Columbia                  13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
24     Randall, Bill                               Calgary, Alberta                              8,000          0.048%
-------------------------------------------------------------------------------------------------------------------------
25     Sodero, Dario (Planaval Resources Ltd.)     Okotoks, Alberta                             13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
26     Sodero, Dario                               Okotoks, Alberta                             13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
27     Trotter, Ryan (921668 Alberta Inc.)         Fort Macleod, Alberta                     1,440,000          8.727%
-------------------------------------------------------------------------------------------------------------------------
28     Ussellman, Lorna (Raymonde James Acct.
       # 3U071S9 In Trust for Lorna Ussellman)     Vancouver, British Columbia                  10,000          0.061%
-------------------------------------------------------------------------------------------------------------------------
29     Walsh, Margaret (ITF Margaret Walsh)        Calgary, Alberta                             40,000          0.242%
-------------------------------------------------------------------------------------------------------------------------
30     Wichers, Harvey                             Lethbridge, Alberta                          13,500          0.082%
-------------------------------------------------------------------------------------------------------------------------
31     Wintemute, Larry                            Calgary, Alberta                            663,250          4.020%
-------------------------------------------------------------------------------------------------------------------------
32     Wintemute, Laurel                           Calgary, Alberta                             80,000          0.485%
-------------------------------------------------------------------------------------------------------------------------
33     Wither, Robert W. (850566 Alberta Inc.)     Calgary, Alberta                         10,215,000         61.909%
-------------------------------------------------------------------------------------------------------------------------
34     Wither, Robert W.                           Calgary, Alberta                            231,000          1.400%
-------------------------------------------------------------------------------------------------------------------------
35     Wittwer, Rocco John                         Calgary, Alberta                              3,500          0.021%
-------------------------------------------------------------------------------------------------------------------------
36     Wychick, Mike (Canaccord Capital A/C LRSP
       #657-419S-6)                                Vancouver, British Columbia                  16,700          0.101%
-------------------------------------------------------------------------------------------------------------------------
37     Zinner, Gabor                               Calgary, Alberta                            400,000          2.424%
-------------------------------------------------------------------------------------------------------------------------
       Total                                                                                16,500,000        100.000%
-------------------------------------------------------------------------------------------------------------------------

Exhibit 10.1


TECHNOLOGY DEVELOPMENT AGREEMENT made as of July 5, 2000



BETWEEN:

          THE BOARD OF GOVERNORS OF THE SOUTHERN ALBERTA INSTITUTE OF TECHNOLOGY, having office at 1301, 16th Avenue N.W.,
          Calgary, Alberta T2M 0L4 ("SAIT")

AND:

          APACHE MOTOR COMPANY, having offices at 77055 Flint Road S.E., Calgary, Alberta T2H 1G3 ("Apache")


WHEREAS SAIT is a post-secondary learning institute having expertise, among other matters, in engine design and operation;

AND WHEREAS Apache desires to engage the services of SAIT to perform development evaluation and testing of Apache's radial engine (the "Engine"), upon and subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.     SCOPE OF THE SERVICES

Apache hereby retains the services of SAIT and SAIT hereby agrees to carry out for and on behalf of Apache during the term hereof will respect to the Engine the services set forth in Schedule "A" attached hereto and forming part hereof (collectively the "Services"). In connection with the Services, SAIT shall provide the necessary personnel, facilities, equipment, and supplies (except for such equipment that Apache and SAIT may agree from time to time that Apache shall provide). Upon termination of this Agreement, all such facilities, equipment and supplies (except if any equipment or supplies are incorporated in the product of the Services or any equipment is provided by Apache) shall be returned to SAIT.

2.     TERM

(a) The term of this Agreement shall commence on July 5,2000 and continue to and including September 30, 2001, subject to early termination by either party upon 24 hours written notice to the other party if the other party; (i) shall be in default under this Agreement; (ii) shall file or have filed against it proceedings in the nature of bankruptcy or insolvency; or (iii) in the event Rudy Pekau on behalf of SAIT, shall cease to be responsible for the scientific and technical conduct of the Services and a successor to Mr. Pekau acceptable to third parties is not immediately appointed by SAIT. Mr. Pekau and any agreed upon successor to Mr. Pekau shall be referred to herein as the "Principal Investigator".

(b) Notwithstanding the provisions of Section 2(a), either party may terminate this Agreement after 12 months upon 60 days' prior written notice, provided all of SAIT's costs in providing tile Services to the date of termination together with the costs of SAIT's final report pursuant to Section 3 shall be paid promptly by Apache.

(c) Notwithstanding the foregoing provisions of tl1is Article 2, the obligation of Apache to pay to SAIT royalty fees pursuant to paragraphs 3 and 4 of Schedule "A" attached hereto shall survive the termination of this Agreement.

3.     REPORTS AND RECORDS

(a) SAIT shall provide to Apache informal progress reports on the Services from time to time. SAIT shall also deliver within thirty (30) days of the termination of this Agreement a comprehensive final report of the Services provided by it to and until the said termination date. Unless SAIT and/or Apache gives written notice to the other party to the contrary, all reports by SAIT to Apache shall be deemed to be accepted by Apache thirty (30) days after delivery of same to Apache.

(b) SAIT will keep accurate financial and scientific records relating to the services and will make such records and copies available to Apache or its authorized representatives throughout the term hereof during normal business hours upon reasonable written notice by Apache to SAIT.

4.     INTELLECTUAL PROPERTY

(a) Title in and to the Engine, as modified or serviced hereunder, and the product or results of the Services and, subject to Section 4(e), all related intellectual property rights (including patent rights) shall vest solely in Apache.

(b) Subject to Section 4(e), any invention, technology, product, know-how or trade secret developed by SAIT in carrying out the services shall be and become tl1e property of Apache, subject to the right of SAIT to retain or use any such invention and technology for research and educational purposes.
(c) Apache, at its cost, shall have the right to apply for appropriate patent and other protective registrations in respect of all such inventions, technology, products, know-how and trade secrets (except as provided in Section 4 (e) in any and all jurisdictions. In each jurisdiction in which Apache does not apply for any such registration within ninety (90) days after formulation of the invention, technology product, or know-how by SAIT, then SAIT may either:
(i) apply for such registration in such jurisdiction in Apache's name, at Apache's expense; or (ii) request Apache to apply for such registration in such jurisdiction at Apache's expense and Apache forthwith shall comply with such request. SAIT, at the request and cost of Apache, shall execute such documents and render such assistance as may be appropriate to enable Apache to maintain or obtain further protective registrations in any jurisdictions in accordance with this Section 4 (c).

(d)     Notwithstanding any provision of this Agreement and subject to Section 4
(e) below, SAIT shall use reasonable efforts to obtain applicable moral rights waivers from the authors of the inventions, technology and know-how, failing which either party may terminate this Agreement upon 30 days' prior written notice.

(e) Copyright in and to the progress and final reports prepared by SAIT pursuant to Section 3 shall vest in SAIT. The parties acknowledge that the Principal Investigator (or the author, if other than tile Principal Investigator) shall own the copyright to any other reports, theses, journal articles, conference papers, Or other written work prepared by him or her incorporating the results of tile Services. Copyright in and to technical manuals developed during the course of the Services shall vest in Apache. SAIT will hold in confidence any information of a secret, proprietary or confidential nature pertaining to Apache or the Services or any information, data or products resulting from the Services that comes to SAIT's attention during tile course of carrying out the Services. Such confidentiality obligation shall survive the termination of this Agreement for a 3-year period.

5.      PUBLICATION RIGHTS

The parties agree that SAIT and the Principal Investigator (and the author(s), if other than the Principal Investigator) shall have the right to publish any written materials that incorporate the results of the Services carried out by SAIT, provided that no publication shall take place without the prior written consent of Apache during the term of this Agreement and for a period of three
(3) months thereafter and if such consent is sought, the giving of such consent by Apache may be accompanied by Apache's right, upon request, to be identified as the sponsor of the Services. Apache shall have the right to review and make editorial comments on all publications published during the term hereof but may not unreasonably delay publication.

6.     USE OF SAIT NAME

Apache shall not use nor permit third parties to use the name of SAIT or refer to its participation in the Services for any purposes without SAIT's prior written consent.

7.     CONSIDERATION

(a) In consideration of the grant by or acknowledgement by SAIT of Apache's ownership of all intellectual property rights (except as set forth in Section 4
(e)) in and to the Engine as serviced hereby and the product or result of the Services, Apache shall pay to SAIT a royalty fee as set forth in Schedule "A".

{b)     Apache further shall pay to SAIT for the carrying out by SAIT of the
Services those fees and costs set forth in Schedule "6".

(c) SAIT will submit monthly invoices for Services provided by it during the month and Apache shall make full payment for the amount of ead1 invoice within thirty (30) days of due date of receipt thereof. If payment is not received by the due date, then interest will accrue on the outstanding balance at the rate 18% per annum, calculated from the due date.

(d) Any and all taxes payable in respect of tt1e Services and this Agreement shall be borne by Apache, except taxes arising on or measured by SAIT's net income.

(e) SAIT shall prevent any co-mingling of the fees earned by it hereunder with any governmental or other third party funding in connection with Services performed by it hereunder.

(f) SAIT shall maintain all fees and royalties paid to it hereunder in a separate financial account code and shall expend such funds for overhead, wages, supplies, equipment and other operational expenses in connection with the Services. All remaining funds shall be retained by SAIT for expenditure by it at its discretion.

8. NO WARRANTIES.

(a) SAIT shall carry out the Services in accordance with professional industry standards but does not warrant, guarantee nor make any representations whatsoever express or implied, written or verbal, as to the results of the Services. SAIT shall not be liable for any direct, indirect or consequential damages or costs suffered by Apache or third parties resulting from the use of the product or results of the Services or any invention, technology, or product produced in the course of or using the results of the Services. SAIT shall use reasonable efforts to carry out the Services with a view towards obtaining commercially usable results.

(b) In no event shall SAIT's liability to Apache hereunder, including Without limitation in respect of any claims for breach of patent or copyright infringements, exceed the amount Apache has paid for the Services hereunder at the time the claim arose.

9. INDEMNITIES

(a) Subject to Section 8(b), each party (the "Indemnifying Party") hereby indemnifies, defends and holds harmless tl1e other party 1 its affiliates and their respective directors, governors, officers, employees and agents ( collectively , the "Indemnified Parties") from and against any and all actions, damages, losses, claims, judgments, liabilities, costs and expenses whatsoever incurred by the Indemnified Parties that may arise directly or indirectly out of any act or omission of the Indemnifying Party in performing or failing to perform its obligations under this Agreement.

(b) Each party to this Agreement is responsible for insuring its property for its replacement value if such property is directly or indirectly connected with this Agreement. In addition, each Party hereof waives its right of recourse against the other party with regard to any and all manner of actions, causes of action, proceedings, liabilities, losses, damages, claims and expenses whatever at law and in equity or otherwise which each party hereto may have against the other party, with regard to such owned insured property, whether or not the cause is the negligence of the other party. Each party shall make this waiver known to its property insurer, if any.

(c) Each party shall, at its own expense and without limiting its liabilities herein, be responsible for obtaining and maintaining during the term comprehensive general liability insurance in an amount of not less than $1,000,000 per occurrence (annual general aggregate, if any, not less than $2,000,000) insuring against bodily injury, personal injury , and property damage, including loss of use thereof .

10.     NO ASSIGNMENT / SUBCONTRACTING

Neither party to this Agreement may assign nor subcontract its rights and obligations herein without the prior written consent of the other party.

11.     AUTHORITY

Each party hereto represents and warrants to the other party that its execution and delivery of this Agreement has been duly authorized by all necessary corporate action and that the terms and conditions of this Agreement, and its obligations hereunder, do not conflict with nor violate any material terms or conditions of any other material agreements or commitments to which it is a signatory or by which it is bound.

SAIT further represents and warrants to Apache as of the date hereof that to the best of its knowledge, neither the Principal Investigator nor any other investigator under the Project is subject to any restrictive obligations imposed by any third party that would impair SAIT's ability to carry out the Services under this Agreement. SAIT further represents, warrants and covenants to Apache as of the date hereof that, to the best of its knowledge, the Principal Investigator has not entered into nor has taken any other actions violative of this Agreement, nor has entered into any project which is the same as or substantially similar to the Services to be carried out herein by SAIT.

12.     COMPLIANCE

Each party agrees to comply, and to use reasonable efforts to cause its employees and agents to comply, with all applicable laws, rules and regulations in connection with the performance of this Agreement.

13.      REGULATORYAPPROVALS

SAIT agrees that it will be responsible for preparing required submissions and/or documents and obtaining any required regulatory approvals for undertaking the development and related field trials in respect of the Services, all at Apache's cost

14.     NOTICES

All notices required to pern1itted hereunder shall be in writing and shall be deemed to have been properly given and delivered when delivered personally or by telecommunication addressed to the parties hereto respectively as follows:

     SAIT: SAIT Innovation and Technology Development Office Room l402, Senator Burns Building
                    1301 - 16th Avenue N.W.
                    Calgary, Alberta, 12M Ol4
                    Attention:     Dr. Rolf Stokhuyzen, Manager
                    Facsimile No: (403) 210-4373


     APACHE:        Apache Motor Company
                    7705 Flint Road S.E.
                    Calgary, Alberta, T2H lGJ
                    Attention: Mr. Robert Withers, President
                    Facsimile No: (403) 237-7004

Any party may change its address for the purpose hereof by directing a notice in writing of such change to earn of the other parties at the above address and thereafter such changed address shall be effective for all purposes hereunder .

Any telecommunications sent after 4:00 p.m. on any day (local time) or not on a business day, shall be deemed to have been given and received on the business day next following.

I5.     AMENDMENT

No amendment or variation to this Agreement shall operate to change or vary the terms, obligations, or conditions hereof, except upon mutual agreement by the parties duly signed by authorized representatives of each party .

16.     RELATI0NSHIP OF PARTIES

The relationship of SAIT and Apache is that of independent contractors and nothing in this Agreement shall be construed as establishing an agency, partnership, or employment relationship between the parties.

17.     SAIT'S REPRESENTATIVE

SAIT hereby designates Dr. Rolf Stokhuyzen as its initial representative to act on SAIT's behalf in any matter related to this Agreement, inducting all matters concerning the Principal Investigator.

                                   SCHEDULE "A"

                                     SERVICES
1. SAIT shall provide the following technology development services and facilities:

-       testing facilities
-       staffing
-       access to machining and equipment as required
-       engineering and design assistance
-       technical manual development
- development of training programs and seminars for Apache service mechanics related to all Apache products
-       supplier contacts and industry assistance
-       assistance with government contacts and funding programs
-       assistance with hiring of qualified college graduates

2. The development aspect of the Services shall commence on September 1, 2000.

3. SAIT will be paid by Apache upon receipt by Apache of gross revenues resulting from sales of each Engine that uses technology resulting from the Services a royalty fee of 1% of such gross revenues.

4. A further royalty fee shall be paid to SAIT by Apache upon receipt by Apache of gross revenues from sales of such Engines should Apache use the invention resulting from the Services and make sales to third parties. Such royalty fee shall be equal to of 1 % of gross revenues received by Apache from such sales to third parties.

5. The obligation of Apache to pay to SAIT the royalty fees pursuant to paragraphs 3 and 4 above shall survive the termination of this Agreement.

6. The establishment of an Engine Design Centre of Excellence at SAIT and/or the funding of an Industrial Chair in Engine Design constitute part of the long-term relationship between SAIT and Apache. The parties agree to negotiate the details at a later date.

                                SCHEDULE  "B"

1. Apache shall pay to SAIT a lump sum net fee of $15,000.00 on September 1, 2000.

2. Apache further shall pay to SAIT monthly fees during the term hereof in the amount of $4,700.00 per month.

3. Apache further shall reimburse SAIT for all receipted out-of-pocket costs in providing the Services, which reimbursement shall be payable monthly in respect of costs incurred during each month of the term hereof and included in thee monthly invoices referred to in Section 7(c) of the Agreement.

4. All dollar amounts referred to in this Agreement are in Canadian currency.

Exhibit 99

September 27, 2001

Apache Motor Corporation Announces Acquisition of The Apache Motor Corp.
------------------------------------------------------------------------

NEVADA: Apache Motor Corporation (the "Company") announced that it has completed its recent acquisition of The Apache Motor Corp. ("Apache"), an Alberta, Canada corporation, as of September 12, 2001 and is in the process of filing a report on Form 8-K with the Securities and Exchange Commission to report this material acquisition by the Company.

Pursuant to the Agreement and Plan of Exchange dated September 10, 2001, (and effective September 12, 2001) the Company acquired all of the outstanding shares of common stock of Apache from the shareholders of Apache in exchange for an aggregate of 16,500,000 shares of it's the Company's common stock. The Exchange was effectively a reverse takeover of the Company by Apache, in that the shareholders of Apache became the majority holders of the Company's outstanding voting common stock. Apache is now a wholly-owned subsidiary of the Company.

Apache's (and now the Company's) principal business plan currently consists of researching and developing a radial engine with the long-term objective of manufacturing and marketing the engine. In addition, the Company plans to manufacture and market its own motorcycle line, which will utilize its engine, within the next several years. The Company now has a prototype internal combustion radial engine that it intends to re-engineer, develop, manufacture and market. The Company plans to enhance the engine in order to improve current performance in areas of horsepower, torque, reliability, fuel efficiency and appearance. The engine is to be manufactured and distributed under the name Apache Motor Corporation.

This News Release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as 'will be' and similar expressions reflecting something other than historical fact are intended to identify such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Press Release.

For further information contact:   Christine Cerisse @ Sierra Group Inc.
                                   604-681-7806
                                   #676, 141 - 757 West Hastings Street
                                   Vancouver, B.C. Canada  V6C 1A1

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